EXHIBIT 23.2

                   Consent of Independent Auditors

  We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1996 Non-Qualified Stock Option
  Plan of BeautiControl,  Inc. of our  report dated   December 15,  1998,
  with respect to the financial statements of BeautiControl Taiwan, Inc., Taiwan Branch for the year ended November 30, 1998 and for the period from inception on August 15, 1997 to November 30, 1997, included in BeautiControl, Inc.'s Annual Report (Form 10-K) for the year ended November 30, 1999, filed with the Securities and Exchange Commission.



                                     PricewaterhouseCoopers



  Taiwan, Republic of China
  February 24, 2000